SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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TradeStation Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRADESTATION GROUP, INC.

TradeStation Building

8050 S.W. 10th Street, Suite 4000

Plantation, Florida 33324

Notice of Annual Meeting of Shareholders

to be held June 1, 2007

To Our Shareholders:

The 2007 annual meeting of shareholders of TradeStation Group, Inc. will be held on June 1, 2007, at 10:00 a.m., local time, at the Renaissance Fort Lauderdale-Plantation Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, for the following purposes:

1.	To elect seven directors of the company, four of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2008;

2.	To ratify the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2007; and

3.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board of Directors has fixed April 12, 2007, as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

Copies of the company’s Proxy Statement and annual report for the year ended December 31, 2006 accompany this notice.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed proxy and return it promptly in the envelope provided for that purpose.

By Order of the Board of Directors

/s/ Marc J. Stone
Marc J. Stone
Secretary

Plantation, Florida

April 27, 2007

TRADESTATION GROUP, INC.

TradeStation Building

8050 S.W. 10th Street, Suite 4000

Plantation, Florida 33324

PROXY STATEMENT

INTRODUCTION

General

This proxy statement, which, together with the accompanying proxy card, is first being mailed to shareholders of TradeStation Group, Inc. on or about April 30, 2007, is furnished to those shareholders in connection with the solicitation of proxies by the Board of Directors (sometimes referred to as the “Board”) of the company for use in voting at the 2007 annual meeting of shareholders, including any adjournment or postponement of the annual meeting.

The cost of this solicitation will be borne by the company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by officers or regular employees of the company without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and the company will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of the company’s annual report for the fiscal year ended December 31, 2006 (which includes audited financial statements for the company for the three fiscal years ended December 31, 2006) is being mailed to the company’s shareholders together with this proxy statement. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Voting Procedures

Proxies in the form enclosed, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form. In voting by proxy with regard to the election of seven directors to serve until the 2008 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or as to any specific nominees. In voting by proxy in regard to the ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm, shareholders may vote for or against or abstain from voting. Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted FOR (i) each of the company’s nominees as directors and (ii) ratification of the selection of Ernst & Young LLP. See Proposals 1 and 2 set forth later in this proxy statement. Sending in a signed proxy will not affect a shareholder’s right to attend the meeting and vote in person, since the proxy is revocable. Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on April 12, 2007, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the company’s outstanding voting securities consisted of 44,649,878 shares of common stock. Holders of common stock are entitled to one vote per share.

CORPORATE GOVERNANCE

Director Independence

The company currently has a majority of its Board consisting of independent directors. The company currently has four directors who qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (“SEC”). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company) which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, all members of the company’s audit committee, compensation committee, and nominating committee are independent directors. Members of the audit committee must meet the criteria established for audit committee service by all applicable federal and state laws, rules and regulations, and those of any agency, regulatory body or self-regulatory body (including NASDAQ) that are applicable to the company.

Code of Ethics

We have a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including our principal executive officer, our principal financial officer, and our principal accounting officer and corporate controller. You can find our Code of Ethics and Business Conduct in the “Investor Relations” section of www.tradestation.com. We will post any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of the SEC or any other regulatory agency, on our Web site.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors and nominees for director, (iii) our former Co-Chief Executive Officers, our Chief Financial Officer, and our three other most highly compensated executive officers (the “Named Executive Officers” or “NEOs”), and (iv) all directors and executive officers as a group. Except as otherwise described in the footnotes below, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares.

	Shares Beneficially Owned (1)
Name of Beneficial Owner (1)	Shares	Restricted Shares	Vested Options	Total Shares	Percent
William R. Cruz (2)	7,654,688	—	—	7,654,688	17.1%
Ralph L. Cruz (3)	7,516,468	—	—	7,516,468	16.8%
FMR Corp. (4)	2,765,223	—	—	2,765,223	6.2%
Salomon Sredni (5)	750	152,439	487,123	640,312	1.4%
Charles F. Wright (6)	247,080	—	53,332	300,412	*
David H. Fleischman	17,500	—	91,400	108,900	*
Stephen C. Richards	12,560	—	23,332	35,892	*
Michael W. Fipps (7)	750	—	16,332	17,082	*
Denise Dickins	250	—	10,666	10,916	*
Joseph Nikolson	—	—	6,000	6,000	*
Marc J. Stone	—	—	2,000	2,000	*
All executive officers and directors as a group (12 persons)(8)	15,638,913	152,439	746,303	16,537,655	36.4%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. It also includes options held by executive officers and/or directors which are exercisable within 60 days of April 12, 2007.
(2)	All but 950 shares are held by two Texas limited partnerships over which William R. Cruz, whose address is 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In both limited partnerships, William R. Cruz is the sole limited partner. The total also includes 850 shares owned by the spouse of William R. Cruz with respect to which Mr. Cruz disclaims beneficial ownership.
(3)	The shares are held by two Texas limited partnerships over which Ralph L. Cruz, whose address is 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, possesses sole voting and dispositive powers through his direct and/or indirect 100% ownership of the sole general partner of each of such limited partnerships. In one limited partnership Ralph L. Cruz is the sole limited partner and in the other Ralph L. Cruz and his spouse are the limited partners.
(4)

All information regarding FMR Corp. (“FMR”) and its affiliates is based on information disclosed in a Schedule 13G/A filed by FMR and Edward C. Johnson 3rd with the SEC on February 14, 2007. FMR and Mr. Johnson maintain offices at 82 Devonshire Street, Boston, Massachusetts, 02109. FMR is a parent holding company, which through its ownership of Fidelity Management & Research Company (“Fidelity”) and Fidelity Management Trust Company, and its affiliation with Pyramis Global Advisors Trust Company (“PGATC”), Pyramis Global Advisors, LLC (“PGALLC”) and Fidelity International Limited (“FIL”), was the beneficial owner of 2,765,223 shares, over all of which it had sole dispositive power and over 1,415,510 of which it had sole voting power. Members of the Edward C. Johnson 3rd family are the predominant owners of FMR, representing 49% of the voting power of FMR. Mr. Johnson, through his control of FMR, Fidelity, and Fidelity Management Trust Company, and his indirect control of PGATC, PGALLC and FIL, was the beneficial owner of 2,765,223 shares, over all of which he had sole dispositive power and over 1,415,510 of which he had sole voting power. Fidelity, a wholly-owned subsidiary of FMR, is a registered investment advisor which had beneficial ownership of 1,271,613 shares, over all of which it had sole dispositive power. Such filing further indicated that the shares were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the company, and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(5)	Total shares include 152,439 restricted shares of common stock which were granted to Mr. Sredni in connection with and at the time of his promotion to Chief Executive Officer in February 2007. The restricted shares include voting rights, but vest ratably in annual increments over a five-year period. If Mr. Sredni’s employment terminates prior to full vesting (other than termination by reason of death or disability or following a change in control), he will automatically forfeit, and the company will reacquire, the unvested shares for no consideration.
(6)	Total shares include 6,500 shares held as custodian for the benefit of the sons of Charles F. Wright.

(7)	Total shares include 500 shares held by the spouse of Michael W. Fipps with respect to which Mr. Fipps disclaims beneficial ownership.
(8)	Total shares include 188,867 shares held and 56,118 vested stock options held by two executive officers who are not Named Executive Officers. See, also, other footnotes above.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the company and their respective ages and positions with the company as of the date of this proxy statement are as follows:

NAME	AGE	POSITION WITH THE COMPANY
William R. Cruz	46	Co-Chairman of the Board
Ralph L. Cruz	43	Co-Chairman of the Board
Salomon Sredni	39	Chief Executive Officer and President and Director
David H. Fleischman	61	Chief Financial Officer, Vice President of Finance and Treasurer
Marc J. Stone	46	General Counsel, Vice President of Corporate Development, and Secretary
Joseph Nikolson	39	Chief Growth Officer; and President, TradeStation Securities
T. Keith Black	44	Vice President of Product Development, TradeStation Technologies
Mark Glassman	39	Chief Accounting Officer and Corporate Controller
Denise Dickins (1,2)	45	Director
Michael W. Fipps (1,2)	64	Director
Stephen C. Richards (2,3)	53	Director
Charles F. Wright (3)	56	Director

(1)	Member of the nominating committee of the Board.
(2)	Member of the audit committee of the Board.
(3)	Member of the compensation committee of the Board.

The directors hold office until the next annual meeting of shareholders. Executive officers serve at the discretion of the Board.

WILLIAM R. CRUZ co-founded the company with his brother, Ralph Cruz, in 1982, has been a director since that time, and served as the company’s chief executive officer or co-chief executive officer from 1982 through February 15, 2007. Mr. Cruz was appointed Co-Chairman of the Board in 1996. Effective February 15, 2007, Mr. Cruz retired as Co-Chief Executive Officer, but continues to serve as non-executive Co-Chairman of the Board, as well as, when requested, in an advisory capacity on key projects and initiatives. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and the Juilliard School of Music, during which time he won numerous classical violin competitions.

RALPH L. CRUZ co-founded the company in 1982, has been a director since that time, and served, from 1982 through February 15, 2007, first as the company’s Vice President and then as its co-chief executive officer. He was appointed Co-Chairman of the Board in 1996. Effective February 15, 2007, Mr. Cruz retired as Co-Chief Executive Officer, but continues to serve as non-executive Co-Chairman of the Board, as well as, when requested, in an advisory capacity on key projects and initiatives. Mr. Cruz studied classical violin at the University of Miami, which he attended on a full scholarship, and Indiana University, during which time he won numerous classical violin competitions.

SALOMON SREDNI joined the company in December 1996 as its Vice President of Operations and Chief Financial Officer and was named Treasurer and a director of the company in July 1997. In August 1999, he was named President and Chief Operating Officer. Effective February 15, 2007, Mr. Sredni was named Chief Executive Officer and President. Mr. Sredni also serves as a director of TradeStation Securities and TradeStation Technologies. Before joining the company, Mr. Sredni was, from August 1994 to November 1996, Vice President of Accounting and Corporate Controller at IVAX Corporation, a publicly-held pharmaceutical company. Prior to that time, Mr. Sredni was, from January 1988 to August 1994, with Arthur Andersen LLP, a public accounting firm (“Arthur Andersen”). Mr. Sredni is a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. He has a bachelor’s degree in accounting from The Pennsylvania State University.

DAVID H. FLEISCHMAN joined the company as Chief Financial Officer, Vice President of Finance and Treasurer in February 2001. Prior to joining the company, Mr. Fleischman was engaged as a Director of Crossroads LLC, a firm that provides financial and management expertise and services to companies seeking to maximize the efficiencies and performance of their management teams. From January 1997 until September 2000, Mr. Fleischman served as Senior Vice President, Chief Financial Officer and member of the board of advisors of The SeaSpecialties Group, a company producing products and service in the seafood industry. From 1992 to 1996, he served as Senior Vice President and Treasurer of The Kislak Organization – J.I. Kislak, Inc., an organization that, during those years, included the largest privately-held mortgage-banking company in the United States. From 1983 to 1992, Mr. Fleischman served as a Director, Vice President and Chief Financial Officer of the U.S. group of Berisford International plc, a publicly-held United Kingdom company. From 1969 to 1983, he held several positions with subsidiaries of Midland Bank plc, including London American Finance Corporation and Drake America Corporation. He began his career in 1967 in the audit division of a predecessor firm of Ernst & Young LLP. Mr. Fleischman has a bachelor’s of science degree in accounting from The New York Institute of Technology.

MARC J. STONE joined the company in May 1997 as its General Counsel, Vice President of Corporate Development, and Secretary. Mr. Stone also serves as a director of the company’s three subsidiaries, TradeStation Securities, TradeStation Technologies and TradeStation Europe Limited, and as an executive registered principal of TradeStation Securities, the company’s principal operating subsidiary. Mr. Stone is also a Member of the New York Stock Exchange and the American Stock Exchange (serving as TradeStation Securities’ membership representative). From January 1993 to May 1997, Mr. Stone was a partner at a predecessor law firm of Bilzin Sumberg Baena Price & Axelrod LLP, which currently serves as the company’s regular outside counsel. Prior to that time, from 1985 to 1992, Mr. Stone was an associate with that predecessor law firm. Mr. Stone has a bachelor’s degree with concentrations in English and American Literature and in Theatre Arts and Dramatic Literature from Brown University, and received his law degree from University of California (Boalt Hall) School of Law at Berkeley. Mr. Stone is a member of the Bar of the State of New York, The Florida Bar, the American Bar Association and the New York State Bar Association.

JOSEPH NIKOLSON was appointed Chief Growth Officer of the company in February 2007. Mr. Nikolson has also served as President of TradeStation Securities, Inc. since May of 2003. Prior to that, commencing December 2000 through April 2003, he served as Chief Operating Officer of TradeStation Securities, and from January 1999 through December 2000, he served in various roles at OnlineTrading.com, the predecessor company to TradeStation Securities. Mr. Nikolson also serves as a director of TradeStation Europe Limited. Mr. Nikolson is also TradeStation Securities’ membership representative at the Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. From November 1996 to January 1999, Mr. Nikolson served as a principal with Olde Discount Corporation, where his role included the direct sales supervision and management of registered representatives in a six-state region. Prior to that time, from 1994 to 1996, Mr. Nikolson was a derivatives analyst with National City Bank and was responsible for overall valuation and risk management of the bank’s interest rate swap portfolio and related holdings. Mr. Nikolson received his bachelor’s degree in Finance and master’s degree in Finance from Cleveland State University. In addition, Mr. Nikolson completed post-graduate research in International Finance at Kent State University, where he also served as a Teaching Fellow in the graduate school of business.

T. KEITH BLACK was appointed Vice President of Product Development for TradeStation Technologies in February 2007. Prior to that, commencing October 1999 through February 2007, he served as Vice President of Server Technology for TradeStation Technologies. Prior to that, commencing October 1991 through October 1999, Mr. Black was a co-founder and President of Window On WallStreet, Inc., which was acquired by the company in October of 1999. Prior to founding Window On WallStreet Mr. Black served, from 1985 through October 1991, as a Senior Software Engineer or Software Consultant for various companies, including Electronic Data Systems (EDS), Micrografx, Inc., and Software AG, USA. Mr. Black received his bachelor’s degree in Computer Science from the University of North Texas in 1985.

MARK GLASSMAN joined the company in June 1997 as its Corporate Controller and was named Vice President of Accounting in January 2002. In February 2007, Mr. Glassman was appointed Chief Accounting Officer of the company. Before joining the Company, Mr. Glassman was, from September 1990 to June 1997, at Deloitte & Touche LLP. Mr. Glassman is a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants. Mr. Glassman received a bachelor’s of science degree in Accounting from Rutgers College and the Rutgers School of Business.

DENISE DICKINS joined the Board, and became a member of the audit committee and the nominating committee, in July 2005. Since August 2006, Ms. Dickins serves as an Assistant Professor of Accounting at the College of Business at East Carolina University. From 2002 through August 2006, Ms. Dickins has served as an Instructor of Accounting and Auditing at Florida Atlantic University. From 1994 until August 2002, she was a partner at Arthur Andersen, which included serving as the partner-in-charge of Arthur Andersen’s South Florida Audit Division between 1999 and 2002 and serving as the company’s (and its predecessor’s) audit engagement partner from 1995 until 2001. Prior to becoming a partner at Arthur Andersen, beginning in August 1983, Ms. Dickins was employed as an accountant at Arthur Andersen. Ms. Dickins is a Certified Public Accountant who has a doctoral degree in Business Administration from Florida Atlantic University and a bachelor’s of science degree in Accounting and Finance from Florida State University. Ms. Dickins has had no involvement with the company’s audits or outside auditors since the company terminated its relationship with Arthur Andersen on May 13, 2002.

MICHAEL W. FIPPS joined the Board, and became a member of the audit committee in March 2002, and became a member of the nominating committee upon its creation in July 2005. In April 2007, Mr. Fipps became the chief financial officer of Osmotica Pharmaceutical Corp. (“Osmotica”) where he had previously served as a consultant since August 2006. For the past ten years, Mr. Fipps has been semi-retired, working occasionally as an independent consultant, including associations with Osmotica and Endeavor Pharmaceuticals (from April 2002 to July 2003), both private specialty pharmaceutical companies, and Connally and Associates, a profit recovery firm, from December 1998 through April 2000. From June 1994 to October 1997, he served as Chief Financial Officer and Senior Vice President of IVAX Corporation, a publicly-held pharmaceutical company. Before going to IVAX, Mr. Fipps served, from 1973 to 1994, the last 10 years as Vice President-Finance and Treasurer, at Bergen Brunswig Corporation, a large wholesale distributor of prescription pharmaceuticals and other health care products. Mr. Fipps is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He has a bachelor’s of arts degree from University of North Carolina.

STEPHEN C. RICHARDS joined the Board, and became a member of the audit committee and compensation committee, in August 1999. Currently retired, from April 2001 to December 2004 Mr. Richards served as the Chief Financial Officer and Chief Operating Officer (from November 2001) of McAfee, Inc. (NYSE: MFE), a provider of network security and availability solutions for e-business. He served as Chief Online Trading Officer of E*TRADE Group, Inc. (NYSE: ET), an online brokerage and banking company, from March 1999 to June 2000. From 1998 to February 1999, Mr. Richards served as Senior Vice President, Corporate Development and New Ventures at E*TRADE, following two years as E*TRADE’s Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to joining E*TRADE in April 1996, Mr. Richards was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., one of the nation’s largest investment banking and brokerage firms, where he was employed for more than 11 years. He is also a former Vice President/Deputy Controller of Becker Paribas, and former First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards is a Trustee for the UC Davis Foundation and is on the board of directors of Cray, Inc. (NASDAQ GM: CRAY), a computer hardware company, Zantaz, a privately-held company involved in information retention and discovery management software solutions. He received bachelors’ of arts degrees in Statistics and Economics from the University of California at Davis and an MBA in Finance from the University of California at Los Angeles. Mr. Richards is a Certified Public Accountant.

CHARLES F. WRIGHT is the Chairman of Fall River Group, Inc., which owns and operates a group of foundries in Wisconsin. He has been Chairman since 1984, and has been associated with Fall River Group since 1973. He is also the Chairman and a Principal of Fall River Capital, LLC, an investment advisory firm that specializes in the trading of global financial and natural resource futures. He has held these positions since 1999. Since 1997, Mr. Wright has also been Chairman and a co-owner of Quaestus & Co., Inc., a merchant banking firm located in Milwaukee, Wisconsin. From November 2001 through June 2005, he was Chairman and co-owner of Kilbourn Capital Management, Inc., which manages the Kilbourn Diversified Strategy Fund, a hedge fund of funds. From 1992 until its acquisition by Cumulus Media, Inc. in 1997, Mr. Wright served as Chairman of Caribbean Communications Company Ltd., a developer and operator of a radio network throughout the English-speaking Caribbean Islands. Mr. Wright serves on the board of directors of Goodwill Industries of Southeastern Wisconsin and Metropolitan Chicago, Second Harvest Food Bank Foundation, and Good Hope School in St. Croix, U.S. Virgin Islands. Mr. Wright is registered with the CFTC and the NFA as a Commodity Trading Advisor, and holds a master’s degree in Business Administration from Harvard University Graduate School of Business. Mr. Wright became a director of the company in June 2001, at which time he also became a member of the compensation committee of the Board. Mr. Wright was also a member of the audit committee of the Board from June 2001 through July 2005. Mr. Wright occasionally performed consulting services for the company under a 3-year agreement that expired in 2002. All compensation payable under that agreement was paid in 1999, two years before he joined the Board.

Board Meetings and Committees of the Board

The Board held six meetings and acted by unanimous written consent in lieu of a meeting five times during the fiscal year ended December 31, 2006. The Board currently includes four nonemployee, independent members (“independent directors”) – Denise Dickins, Michael W. Fipps, Stephen C. Richards and Charles F. Wright.

Mr. Fipps, Ms. Dickins, and Mr. Richards serve on the audit committee of the Board. The audit committee’s responsibilities and other matters related to the audit committee are discussed in “Audit Committee Report” below.

Mr. Richards and Mr. Wright serve on the compensation committee of the Board. The compensation committee determines executive officers’ salaries and bonuses and administers the company’s Incentive Stock Plan and Employee Stock Purchase Plan. The compensation committee held four meetings and acted by unanimous written consent in lieu of a meeting one time during the fiscal year ended December 31, 2006. See discussion of “EXECUTIVE COMPENSATION – Compensation Discussion and Analysis” below.

Ms. Dickins and Mr. Fipps serve on the nominating committee of the Board. Both Ms. Dickins and Mr. Fipps are independent directors, as defined under Rule 4200(a)(15) of the Marketplace Rules of The NASDAQ Stock Market. The nominating committee is responsible for the identification of individuals qualified to become members of the Board, the selection of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, and related responsibilities. The nominating committee held one meeting during the fiscal year ended December 31, 2006. See discussion of “Director Nominations” below.

In 2006, except for one director’s absence from one Board meeting and one committee meeting, all Board and committee meetings had 100% attendance. All committee charters are available in the “Investor Relations” section of www.tradestation.com.

Director Nominations

The nominating committee of the Board, acting pursuant to a nominating committee charter, (effective July 20, 2005), is responsible for the identification of individuals qualified to become members of the Board, the selection of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, and related responsibilities. Criteria to be considered by the nominating committee in identifying and evaluating nominees include experience in corporate governance, experience in, or relationships within, the company’s industry, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board’s stature, and business experience, skills and time availability. In addition, it is a primary objective of the nominating committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating committee will consider director candidates recommended by shareholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Such recommendations may be submitted to the company, Attention: Secretary, at the company’s address set forth in this proxy statement. In order to ensure review and consideration of any shareholder’s recommendation, a recommendation should be submitted no later than the same date (December 31, 2007) as shareholder proposals are required to be submitted in order to receive consideration for inclusion in the company’s 2008 proxy material. See “SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING” below. The Secretary will present such recommendations to the nominating committee. The nominating committee will identify potential candidates through recommendations from the company’s officers, directors, shareholders and other appropriate third parties.

In 2006, the Board did not pay a fee to any third party to identify candidates. Although the company is not currently paying a fee to any third party to identify or evaluate potential nominees, the nominating committee may engage a third-party search firm in the future, which is authorized by the nominating committee charter.

Policy on Attendance of Directors at Annual Meeting of Shareholders

We encourage, but do not require, attendance of all incumbent directors and director nominees at our annual meeting of shareholders. At our 2006 annual meeting, four members of the Board were present.

Shareholder Communication with Directors

Shareholders may communicate with the Board or to specified individual directors by sending a letter to the Board of the company, in care of the Secretary of the company at its corporate headquarters. Any shareholder communications that are addressed to the Board or specified individual directors will be delivered by the Secretary of the company to the Board or such specified individual directors.

Directors’ Compensation

For the 2006-2007 term, each of our independent directors received an annual retainer of $15,000, and each independent director also received $1,500 per in-person Board meeting, $1,000 per in-person committee meeting if the committee meeting was on a day different than the Board meeting (otherwise, $500 per in-person committee meeting), and $750 per telephonic meeting (Board or committee). In all cases, the chairman of each committee meeting received an additional $250. For the 2007-2008 term, our independent directors will receive an annual retainer of $15,000 and the chairman of the audit committee will receive an additional annual retainer of $10,000, payable promptly following his or her election as a director in 2007, and each director will receive $1,500 per Board meeting, $1,500 per audit committee meeting and $1,000 per any other committee meeting. Other than with respect to reimbursement of out-of-pocket expenses, a director who is an employee or officer does not receive additional compensation for service as a director.

Pursuant to the company’s Nonemployee Director Stock Option Plan (the “Director Plan”), each non-employee director receives options to purchase up to 75,000 shares of common stock upon initial election as a director, as determined by the Board at such time. Upon each re-election to the Board at the annual meeting of shareholders, each nonemployee director (including, as of this date, the Co-Chairmen of the Board if re-elected) is automatically granted, on the date of re-election, additional options to purchase 7,000 shares of common stock. Each option is granted at an exercise price equal to the fair market value of the common stock on the date of grant. Effective March 8, 2007, the board of directors authorized amendments to the Director Plan to change the definition of fair market value to the closing price of the company’s common stock on the date of grant or the closing price on the next trading day if the company’s common stock was not traded on the date of grant. We reserved 350,000 shares of common stock for issuance under the Director Plan, subject to antidilution adjustments. Options granted to date have a term of five years and vest in equal installments over three years. As of December 31, 2006, options to purchase 130,000 shares were outstanding and 88,000 shares were available for issuance under the Nonemployee Director Stock Option Plan. All directors may also be reimbursed for certain expenses in connection with attendance at Board and committee meetings.

The following table further summarizes director compensation paid to the non-employee directors during 2006:

2006 DIRECTOR COMPENSATION TABLE

Director Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($) (3)	Total ($)
Denise Dickins	$30,250	$45,903	—	$76,153
Michael W. Fipps	$33,000	$33,856	—	$66,856
Stephen C. Richards	$32,000	$33,856	—	$65,856
Charles F. Wright	$27,250	$33,856	—	$61,106

(1)	The following table summarizes the number of outstanding option awards held by each director at December 31, 2006:

Director Name	Outstanding Option Awards at 12/31/06
Denise Dickins	32,000
Michael W. Fipps	28,000
Stephen C. Richards	35,000
Charles F. Wright	65,000

Of the 65,000 outstanding option awards held by Mr. Wright, 30,000 were granted to him in October 1999, prior to him being a director, for work performed under a consulting agreement.

(2)	The amounts set forth in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment. The amounts include $8,883 of compensation expense recognized by the Company in 2006 with respect to the annual option grants to acquire 7,000 shares issued to each director in June 2006, and any additional amounts represent compensation expense recognized in 2006 with respect to prior year option grants. The full grant date fair value of the 2006 options grant ($46,799) is determined by multiplying the number of options granted by $6.6855 fair value per share. Assumptions used in the calculation of these amounts are included in Note 9, Stock Based Compensation, to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2006. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	The value of any perquisites and other personal benefits received by each director was de minimis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers (as defined under the Exchange Act) and directors, and persons who own more than ten percent of a registered class of a company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Our officers, directors and greater-than-ten-percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to us and our understanding that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2006 all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent beneficial owners were satisfied, except that Forms 4 for William R. Cruz, our former Co-Chief Executive Officer, relating to two days of sales of company shares of common stock pursuant to a Rule 10b5-1 sales plan (in the aggregate, 75 trades and 66,700 shares) were filed one and two days late, respectively. The delinquent filings were the result of an inadvertent miscommunication with the EDGAR filing agent.

Transactions With Related Persons

No director or executive officer of the company, and no immediate family member of any director or executive officer of the company, has a direct or indirect material interest in any transaction in which the company or any of its subsidiaries was a participant since January 1, 2006 and no such transaction is currently proposed to be entered into. The company has policies and procedures regarding the review and approval of related-person transactions. Such policies and procedures are in writing and have been approved by the audit committee. The transactions covered by the company’s policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the company participates and the amount involved exceeds $10,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ and executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

Any director or executive officer proposing a transaction covered by the company’s related party transaction policies and procedures must promptly notify the company’s general counsel and the chairman of the audit committee prior to engaging in the proposed transaction and must provide all material details of the proposed transaction and his or her interest in the transaction. The audit committee will consider any proposed related party transaction at its next meeting. The audit committee may authorize the transaction only if the audit committee determines that the transaction is fair as to the company as of the time of authorization and in the best interests of the company. The transaction must be approved in good faith by a majority of the disinterested directors on the audit committee.

Audit Committee Report

The audit committee of the Board consists of three non-employee directors, Michael W. Fipps (Chairman), Stephen C. Richards and Denise Dickins. The audit committee operates under a written charter, which is reviewed each year. The amended and restated charter (as of February 14, 2007) has been included as Exhibit “A” to this proxy statement and is available in the “Investor Relations” section of www.tradestation.com. The Board has determined that all three members of the audit committee are audit committee financial experts as defined in Item 407(d)(5)(ii) of Regulation S-K. We believe that the audit committee’s current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Marketplace Rule 4200(a)(15). The audit committee held ten meetings, and acted by unanimous written consent in lieu of a meeting two times, in 2006.

The audit committee monitors and oversees the company’s financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for authorizing or approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures, critical accounting policies, and the overall quality of the company’s financial reporting.

Management is responsible for the company’s financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and performing audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board, and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee’s charter. In this context, the audit committee discussed with Ernst & Young LLP the results of its audit of the company’s financial statements and its audits of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting for the year ended December 31, 2006.

Specifically, the audit committee has reviewed and discussed the audited financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting with the company’s management. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committee,” as amended, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm’s responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with the independent registered public accounting firm that firm’s independence from the company and its management. During fiscal year 2006, the company retained its current independent registered public accounting firm, Ernst & Young LLP, for the audit of the fiscal year 2006 financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting, the audit of the effectiveness of internal control over financial reporting and the reviews of the company’s 2006 quarterly reports on Form 10-Q.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management’s Discussion and Analysis of Financial Condition and Results of Operations, be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Michael W. Fipps, Chairman
Stephen C. Richards
Denise Dickins

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction and Background

We have, since the initial public offering of our predecessor company in 1997, worked hard to ensure that our executive compensation philosophy, culture and practices are reasonable, not excessive, and consistent with the interests of our shareholders. It is worth noting that our Co-Chairmen of the Board and former Co-CEOs (having served as Co-CEOs from 1997 through February 14, 2007), William and Ralph Cruz, have, through their family limited partnerships, collectively been the company’s largest shareholder since its inception. The Cruzes, as the largest beneficial owners of the company’s outstanding shares of capital stock, have consistently recommended executive compensation policy and practices that they believed would best benefit the shareholders of the company. Consistent with that approach, as Co-CEOs the Cruzes each received an annual base salary of $150,000 (from1997-2002), and ranging from $165,000 to $307,000 (2003-2006), annual cash bonuses of $0 (from 1997-2002), and ranging from $20,000 to $91,350 (2003-2006), have never received equity-based awards or other equity-based compensation of any kind, and have received virtually no perquisites other than health insurance, 401(k) plan contribution matching and similar benefits which are made available to all company employees generally. On February 15, 2007, the Cruzes retired from their day-to-day roles and Salomon Sredni, our President and Chief Operating Officer since 1999, was promoted to CEO. The Cruzes continue to serve as Co-Chairmen of the Board, in a non-executive capacity, and are available in an advisory capacity for key projects and initiatives. Mr. Sredni’s compensation package for his new role is discussed below.

The company believes that, over the years, total compensation for its executives has been competitive and that it has been able to acquire and retain through its compensation practices highly-qualified persons to compose its executive management team. The company remains committed to the creation and implementation of executive compensation plans, programs and awards that strike a balance which effectively rewards and “incentivizes” performance, and attracts and retains valuable services, but is not excessive or focused in a manner that is unrelated to enhancing the executive’s performance or otherwise not in the best interests of the company’s shareholders. We believe that striking this balance effectively is the best manner to enhance the company’s value through our executive management team.

This discussion will cover how the company has focused on trying to strike that balance in 2006 and 2007. We will talk about the role and authority of the compensation committee of the board of directors of our company, the Compensation Committee Charter that sets forth its responsibilities and duties, and written and unwritten policies and practices that have been adopted or otherwise followed. We will also discuss in reasonable detail the 2006 and 2007 plans and programs that have been put into effect to compensate and create performance incentives for the company’s “named executive officers” or “NEOs” (as described below, NEOs for 2006 included the Co-CEOs, CFO and next three most-highly-paid executives of the company – in our case, all of our six executive officers in 2006 were NEOs). We will discuss our philosophy and practices regarding annual base salaries, annual cash bonuses, equity-based awards, such as stock options, and how and why we allocate those components as we do. As part of this analysis, we will discuss how we view cash compensation vs. equity-based compensation, long-term or deferred compensation vs. short-term compensation, fixed compensation vs. performance-based compensation, and, with respect to performance-based compensation, discretionary vs. formula-based plans.

In explaining the material elements of compensation for the company’s executive officers, we will discuss the objective of each compensation program we used in 2006 and will be using or plan to use in 2007 (if different), and what that program was or is designed to reward. We will also discuss each element of executive compensation, why each particular element was chosen and how it fits into our overall compensation philosophy and objectives, and how, if the compensation element is discretionary or based on meeting a specific performance goal or other criteria, the amount is determined. We will also discuss benchmarks, peer group or other market-relevant comparisons the company uses as factors in determining executive compensation in order to remain competitive to attract and retain talent, how and when we use employment agreements for executives, and the circumstances under which certain executive officers could receive change-in-control severance benefits (and the reasons for such arrangements and a description and estimate of those benefits). To the extent an executive officer’s compensation is viewed or treated in a manner that is materially different than other executive officers, we will discuss that executive separately. We will also discuss our company’s incentive stock plan, pursuant to which, historically, employee stock options have been granted company-wide, and in which all of the company’s executive officers (other than the former Co-CEOs) have participated, and our employee stock purchase plan, which is open to executives but in which none of the named executive officers have participated.

Compensation Committee and Compensation Committee Charter

The compensation committee was created by the Board to assist the Board in fulfilling its responsibilities relating to employee compensation/benefit/equity plans (such as our Incentive Stock Plan and Employee Stock Purchase Plan) generally, and all executive officer compensation plans, packages and programs (whether individual or collective). The compensation committee consists, and has consisted, of two non-employee, independent directors of the Board. The independence of these two directors meets the definition and requirements for that status of both the SEC, for publicly-traded companies, and The NASDAQ Global Select Market, for NASDAQ-listed companies. The two members of the compensation committee are Stephen Richards and Charles Wright, with Mr. Wright as Chairman. Mr. Richards has been a member of the compensation committee since 1999 and Mr. Wright has been a member since 2001. The compensation committee held four meetings and acted by unanimous written consent in lieu of a formal meeting once in 2006 and held two meetings in the first quarter of 2007. We believe that it is important, in seeking to achieve the best overall results for the company regarding its employee compensation plans and executive compensation plans and programs, that the compensation committee consist solely of non-employee, independent directors, as defined by the SEC and NASDAQ, and meet and discuss relevant issues as often as reasonably required each year. All executive compensation is ultimately determined solely by the compensation committee or pursuant to written plans, procedures or authorizations formally adopted or recommended by it, except that compensation of the CEO, once approved and recommended by the compensation committee, must also be unanimously ratified by the board of directors.

The Compensation Committee Charter, the current form of which was adopted by the Board July 20, 2005 (and last amended by the Board January 10, 2007), sets forth the purpose of the committee, its responsibilities and duties regarding employee plan adoption and administration and executive officer compensation evaluation and determination, disclosure and reporting, use of outside advisers and other resources, and requirements regarding meetings and procedures. Responsibilities and duties of the committee for employee plans (such as the company’s incentive stock plan and employee stock purchase plan) include preparation, review and recommendation to the Board of plans and amendments, administration of the plans and, in consultation with the CEO, approval of discretionary equity-based awards pursuant to equity compensation plans. With respect to executive officer compensation generally, responsibilities and duties include annual evaluation of the CEO, annual evaluation of all other executive officers with the expectation that the CEO will take primary responsibility for evaluating all other executive officers and reporting his opinions to the committee, determination and approval of all executive officer compensation, including perquisites and any special benefits, for the CEO (subject to ratification by the Board) and, in consultation with the CEO, for the other executive officers, establishment and review of performance objectives and company goals related to executive compensation, and review and approval of executive officer employment, severance, change-in-control or similar agreements.

The charter also requires the committee to prepare annually a Compensation Committee Report on executive compensation that the rules of the SEC require be included in the company’s Annual Report on Form 10-K and/or annual proxy statement. In addition, the committee has the responsibility to assist, as requested by the company’s executive officers, with the preparation of any other disclosure of executive compensation required by the rules of the SEC to be included in the company’s Annual Report on Form 10-K and/or proxy statement including, but not limited to, this compensation discussion and analysis. In connection with that responsibility, the committee is to review and discuss this discussion and analysis with the company’s executive officers and, as appropriate, other senior management and, based on such review and discussion, determine whether to recommend to the Board that it be included in the Company’s Annual Report on Form 10-K and/or proxy statement. The committee is required to review the charter annually and recommend to the Board any modifications it deems appropriate.

General Compensation Philosophy

We believe that an experienced, high-quality senior management team is critical to our success. Our executive officers are not only experienced and highly-qualified in what they do, but each has been in a senior role with the company for many years. Our non-executive Co-Chairmen, William and Ralph Cruz, are the company’s founders and served as its chief executives for 25 years. The company’s CEO, Salomon Sredni, has been part of senior management for over 10 years (including serving as President and Chief Operating Officer for over seven years before being promoted to CEO in February 2007), and our Chief Financial Officer, David Fleischman, has held that position for over 6 years. Our General Counsel, Marc Stone, has held that position, and served as our Vice President of Corporate Development, for 10 years, and Joseph Nikolson, who recently assumed the added role of Chief Growth Officer of TradeStation Group, has been the President or Chief Operating Officer of the company’s principal operating subsidiary, TradeStation Securities, for 7 years, and continues to serve as its President. Mark Glassman, who was promoted from Vice President of Accounting and Corporate Controller to the executive position of Chief Accounting Officer and Corporate Controller in February 2007, has been with the company for nearly 10 years, and T. Keith Black, who was promoted in February 2007 to the executive office of Vice President of Product Development of the company’s technologies subsidiary, has been with us for over 7 years. We believe this length of experience with the company enables the development of a deeper knowledge of our products, services, operations and business goals, fosters better teamwork and, we believe, produces higher-quality, more-efficient results.

Based on these beliefs and circumstances surrounding the company’s executive management team, the compensation committee’s approach to executive compensation is to develop, offer and implement programs and packages that enable the company to retain its executive management, create incentives for executive management to continue to perform at high levels and help produce increasingly-positive overall results, and to attract highly-qualified new members to the executive management team if, as and when needed. Within this strategy, the compensation committee considers it essential to the vitality of the company to maintain levels of compensation opportunity that are competitive with companies, as appropriate, in our industry and/or geographic region, taking into account relative market capitalizations and other relevant measurements when viewing the compensation approaches used, and overall amounts paid, by such companies. Overall, the compensation committee’s goal with executive compensation is to maintain and enhance the company’s value and to align each executive’s interests with those of the shareholders in a manner that is reasonable and appropriate in light of the executive’s roles and responsibilities within the company.

The compensation committee has, historically, sought to meet these goals by offering executives a combination of base salary, potential annual cash bonus compensation, and, other than with respect to the former Co-CEOs, long-term incentive compensation in the form of stock options. Annual cash bonuses and stock option grants have generally been discretionary, at least in part, based upon consideration of factors which include evaluation of both individual and company success and performance. Historically, the committee has determined the allocation of cash-based versus equity-based compensation based on recommendations received from the former Co-CEOs, and discussion of those recommendations, as opposed to using any particular method, formula or criteria. A more detailed discussion of those three compensation elements is set forth in separate sections below.

The committee does not believe in, and has not ever authorized or ratified, perquisites of any material nature outside of health insurance, 401(k) plan contribution matching and similar benefits which are generally offered to all employees. For example, the company does not provide executives with automobiles, chauffeurs, private planes, primary or other residences, country club memberships or similar perquisites, as both the compensation committee and company senior management believe that such perquisites, at least in the context of the company’s business, do not provide benefits that justify their costs. In determining final executive compensation for 2006 and formulating compensation plans for 2007, the compensation committee considered several factors in seeking to meet the compensation philosophy and goals outlined above and to create appropriate incentives in connection with the elevation of Mr. Sredni to CEO to lead the company through its next phase and to seek continued growth of the company’s business, revenues and net income.

Historically, as a small, growth company, executive compensation has generally (and, the committee believes, properly) been below the median total compensation of the company’s peer group or market segment in which it competes for business, which has consisted mostly of larger, more-established companies. This was addressed, in part, by the award of stock options as long-term compensation to provide compensation opportunities commensurate with increases, if any, in the company’s stock price over a five-year period from the date of each grant. The committee, for both 2006 and 2007 compensation, has taken into account the company’s current size, maturity and standing in its peer group or market (it remains small compared to nearly all of its publicly-traded competitors), the value of what remains of previously-issued, unexercised long-term compensation awards, and the requirement that began in 2006 to expense stock option grants.

The company’s policies and procedures regarding executive compensation and employee compensation plans that are described in this compensation discussion and analysis are summarized broadly in the Compensation Committee Charter (which is summarized above, and has been included as Exhibit “B” to this proxy statement and is available in the “Investor Relations” section of www.tradestation.com) and in more detail in a written policies and procedures document adopted by the compensation committee.

How Executive Performance is Evaluated for Compensation Purposes

As a general matter, in addition to company earnings per share and other company financial results, each executive’s performance is evaluated based upon his performance of responsibilities specific to his role(s) and position(s) with the company. These more executive-specific evaluations are important in determining the portions of any awards that are discretionary, such as increases in base salary, annual cash bonuses and, to a lesser extent, long-term compensation opportunities.

In 2006, for the Cruzes and Mr. Sredni, who as Co-CEOs and President and COO, respectively, of the parent company, had overall, general responsibility for setting our business goals and executing results, company financial performance was the major factor evaluated. The Cruzes roles were tied more closely to developing major business goals in products and services, marketing and other strategic initiatives, and Mr. Sredni’s role was more closely tied to executing those goals through overall management of various department heads and focusing overall on operating results. Accordingly, the discretionary part of these executives’ compensation was based upon the committee’s evaluation of their performance of those specific roles. Going forward, Mr. Sredni’s role as CEO will be tied more closely to developing major business goals and strategic initiatives, and the discretionary part of his compensation will be tied to his performance in those areas.

Our other three NEOs, David Fleischman, Chief Financial Officer, Vice President of Finance and Treasurer, Marc Stone, General Counsel, Vice President of Corporate Development and Secretary, and Joseph Nikolson, Chief Growth Officer of the company (as of February 15, 2007) and President of TradeStation Securities, the company’s principal operating subsidiary, have very different roles and responsibilities. Mr. Fleischman’s individual performance is and will be evaluated, in large part, based upon his performance relating to financial reporting, the effectiveness, evaluation and testing of internal controls, preparation of budgets and business outlooks, and otherwise as chief financial officer of the Company. Mr. Stone’s individual performance is and will be evaluated, in large part, based upon his performance relating to securities law, broker-dealer, futures commission merchant and exchange member compliance in non-operational areas, oversight of policies and procedures for corporate governance, oversight of third-party business relationships, all dispute resolution processes and regulatory inquiries and actions, and, as Vice President of Corporate Development, the exploration and analysis of potential acquisition and other strategic partner relationships and alternatives for the company. Mr. Nikolson’s individual performance is and will be evaluated, in large part, based upon his performance as the chief executive of the company’s principal operating subsidiary, TradeStation Securities, including the execution of its business goals, and, as Chief Growth Officer of the company, the exploration and analysis of potential acquisition and other strategic partner relationships and alternatives for the company, and other growth opportunities.

All three of these executives also participate with the CEO in discussions and meetings to help develop and refine strategic initiatives and other high-level decisions concerning the company and its business. While these activities are clearly part of a team effort, the other roles and responsibilities of these three executives described in the paragraphs above are distinct and, therefore, to a large extent are evaluated separately. Also, because the committee believes that the performance of certain professional roles should not be motivated solely by company financial performance (such as financial accounting and reporting, development, evaluation, testing and effectiveness of internal controls, compliance and legal), while company performance is a factor in determining certain elements of these executives’ compensation, a significant portion is based upon discretionary evaluation of their performance of those respective individual responsibilities.

Participation of Executives in Compensation Process

No executive has participated or participates directly in the process of determining compensation of executives except for the Cruzes, as former Co-CEOs (prior to February 15, 2007), and Mr. Sredni (as President prior to February 15, 2007 and as CEO as of February 15, 2007). Pursuant to the Compensation Committee Charter, the CEO assumes primary responsibility for evaluating the performance of the other executives and making a report and compensation recommendations to the committee (prior to February 15, 2007, the President, at the request of the Co-CEOs, also participated in the evaluation with respect to the other three executives). The Co-CEOs (and the President, at the request of the Co-CEOs) also advised the committee of their recommendations regarding the types of compensation components that should be awarded, and how those awards should be determined and the respective amounts thereof, and what types of company-wide compensation plans, such as annual stock option grants, should be implemented and what formulas or other criteria should be used to determine each award. The Cruzes also made recommendations regarding Mr. Sredni’s compensation package in connection with his promotion to CEO and suggestions regarding their own compensation packages as Co-CEOs. Historically, the committee gave considerable deference to the views of the Co-CEOs with respect to the compensation of the other executives, company-wide awards and non-executive equity-based awards, and some consideration to the views of the Co-CEOs with respect to their compensation. For 2007 and later years, it is expected that the committee will give considerable deference to the views of the CEO with respect to the compensation of the other executives, company-wide awards and non-executive equity-based awards, and some consideration to the views of the CEO and the Co-Chairmen with respect to the CEO’s compensation. With respect to written compensation plan and governance documents that directly or may indirectly affect compensation, such as the Compensation Committee Charter, Incentive Stock Plan and Employee Stock Purchase Plan, compensation and related-party transaction policies and procedures, and analyses of peer group or other competitive market surveys or data, the General Counsel (typically with the assistance of outside securities counsel), the CFO and Corporate Controller, and other executives participate in the preparation of proposed documents or written analyses of relevant information for consideration by the committee.

Benchmarks – Peer Group and Market Comparisons for Total Compensation

The compensation committee considers it important to maintain levels of compensation opportunity that are competitive with companies in its industry and geographic region (which, for these purposes, it deems to be the region known as South Florida). With respect to its peer group, the company’s “Standard Industrial Classification” or “SIC” (a system created by the U.S. Census Bureau and used by the SEC to classify companies by industry) is “6211” (Security Brokers, Dealers & Flotation Companies). Companies within SIC 6211 that conduct online or electronic trading services and that the company believes may compete with it for similar types of executive or other senior employees include Charles Schwab, Investment Technology Group, Knight Capital Group, OptionsXpress Holdings and TD Ameritrade. Also, E-Trade Financial, which is not within SIC 6211, falls within that group with respect to its online trading business units. With respect to the South Florida region, publicly-traded companies within the company’s market capitalization range (determined as of December 31, 2006), which is considered by the company to be a range of $400 million to $1.3 billion, include Avatar, BankAtlantic, Bank United, Bristol West, Elizabeth Arden, Heico Corp., MasTec, National Beverage Company, Noven Pharmaceuticals, Spherion, Technical Olympic, Ultimate Software, Vector Group, Watsco and World Fuel. With respect to the “SIC 6211” group and E-Trade, the company’s market capitalization is substantially smaller. When compared to the “SIC 6211” group and E-Trade, and other publicly-traded companies in our geographic region, we believe that our executive compensation packages are, after viewing all relevant facts and circumstances, competitive, not excessive, and will attract and retain highly-qualified persons.

Base Salaries

Base salary levels for the company’s executive officers are designed to be consistent with competitive practice and level of responsibility. The compensation committee’s strategy in general is to provide a competitive salary for each executive officer with such salary increasing based on overall individual performance of primary responsibilities, the company’s operating results and overall financial performance, increases or other changes in responsibility (if applicable) and competitive markets. The committee believed it appropriate, in connection with Mr. Sredni’s promotion to CEO and the new important responsibilities which that included, to raise his annual base salary to $500,000 per annum (from $355,000 in 2006). For Mr. Nikolson, the committee believed that an increase in annual base salary from $250,000 to $300,000 was appropriate in light of his added responsibilities as Chief Growth Officer, and Mr. Stone and Mr. Fleischman’s base salaries were each raised from $250,000 to $280,000 to reflect added executive responsibilities as a result of the Cruzes’ departure and Mr. Sredni’s promotion.

Annual Bonus Compensation

The compensation committee established an incentive cash bonus compensation program for certain executive officers of the company for the 2005, 2004 and 2003 fiscal years. Under the program, an executive officer was eligible to earn an annual bonus as determined by, and at the discretion of, the compensation committee, based upon a variety of factors, including company performance as measured against an internal incentive budget, increases in performance year over year, and individual accomplishments. See “SUMMARY COMPENSATION TABLE” below with respect to 2005 and 2004. For 2006, the Co-Chairmen and Co-CEOs, William and Ralph Cruz, and President and Chief Operating Officer, Salomon Sredni, were eligible to earn a cash bonus of up to 50% of their respective base salaries based upon the amount, if any, that the company’s 2006 earnings per share exceeded its 2005 earnings per share. For all other executive officers, bonus compensation for 2006 was awarded in the discretion of the compensation committee, based upon a variety of factors, including the company’s financial performance in 2006 as compared to 2005 and each executive’s overall performance and individual accomplishments during 2006; no specific targets, formulas or methods of measurement were used. For 2007, Mr. Sredni’s annual bonus, if any, will be determined by the same criteria (comparing 2007 earnings per share to 2006’s) and the other executives’ bonuses, if any, will be awarded in the discretion of the compensation committee, based upon a variety of factors, including the company’s financial performance in 2007 as compared to 2006 and each executive’s overall performance and individual accomplishments during 2007; again, no specific targets, formulas or measurement methods are used for the other executives. To the extent a bonus award is based (in whole or in part) upon an objective measurement or other objective criteria relating to company financial performance or other specific performance items or goals, the compensation committee reserves the right to grant a higher or lower bonus award than the measurement or criteria or other accomplishment produces based on any facts or circumstances the committee believes justifies such action, such as specific individual accomplishments or disappointments during the year.

Long-Term Incentive Compensation

The compensation committee believes that the use of equity-based long-term compensation plans directly links executive officers’ interests to enhancing the company’s value. Stock options have been an integral part of the company’s executive compensation program in order to align the interests of the executive officers with the interests of the company’s shareholders. Stock option compensation is intended to bear a direct relationship to corporate performance in that, over the long term, share price appreciation depends, theoretically, upon corporate performance, and without share price appreciation the stock options are of no value to the option holder. Stock option grants are generally provided to executive officers as a part of their initial compensation package upon becoming an employee of the company, and/or upon being promoted, at levels commensurate with their experience and responsibility. In addition, stock options are considered at least annually by the compensation committee for all executive officers as part of company-wide grants (the company’s policies and procedures with respect to stock option grants is discussed in a separate section below). In that regard, the company awarded stock options pursuant to its Incentive Stock Plan to executive officers of the company (other than the Cruzes) in January 2007 (for 2006 performance), January 2006 (for 2005 performance), and January 2005 (for 2004 performance), as described in “Executive Compensation Tables—SUMMARY COMPENSATION TABLE” and

“OPTION GRANTS IN 2006 FISCAL YEAR.” While the Cruzes never received equity-based awards, the substantial shareholdings of their affiliated family partnerships (approximately 37% of the company’s issued and outstanding common stock as of December 31, 2006) clearly aligned their interests with the interests of company shareholders during their tenures as Co-CEOs. With respect to the other executive officers, we believe that the value of outstanding vested and unvested stock options creates adequate long-term performance incentives and a meaningful stake in our business so that their interests are aligned, to a reasonable extent, with the interests of the company’s shareholders.

In connection with Mr. Sredni’s promotion to CEO in February 2007 (and separate from the 50,000 stock options he received in January 2007 as a reward for 2006 performance), the committee granted Mr. Sredni 152,439 restricted shares of company common stock pursuant to our Incentive Stock Plan. This number was determined by dividing $2,000,000 by the closing price of the company’s common stock on The NASDAQ Stock Market on February 20, 2007, which was $13.12. This was the first time that the company had issued an equity-based award to an employee other than a stock option. The committee believed that it was important, given the change in the CEO position from Co-CEOs who were majority shareholders, to a CEO who was not, to create a substantial equity-based incentive, closer to share ownership, for the new CEO, to better align his interests with the interests of the company’s shareholders. In addition, the committee considered that granting a stock option award of equal value from Mr. Sredni’s perspective would result in a higher expense for the company. The committee believed that the $2,000,000 initial value for the restricted stock was high enough to create appropriate alignment with shareholder interests and sufficiently low to create a large incentive to Mr. Sredni to try to grow the company’s revenues and net income and increase its market value. This restricted stock award will vest ratably over a five-year period, 20 percent on each anniversary of the date of issuance. Vesting will accelerate 100% for death, disability and change in control. Any unvested shares at the time of termination of employment will automatically be forfeited and reacquired by the company for no consideration.

Employment Agreements

Generally, the company does not favor committing to a fixed term of employment (and the typically-related severance obligation if the company decides to terminate the employment before the fixed term) for any of its executives, or any other senior officers of the company. Exceptions are usually considered in connection with merger or other business acquisitions by the company, where committing to a fixed term (with a severance obligation) with certain executives of the acquiree is customary or otherwise reasonably required to ensure transition and employee morale of the acquired company. We believe we need to evaluate this philosophy about fixed-term employment agreements on a periodic basis in light of market factors and other facts and circumstances that appear or develop over time. We do currently use three types of written agreements relating to employment of executives: one, “management continuity agreements” (which may also be described as change-in-control agreements), discussed below, which apply currently to three executives; two, “agreements regarding employment” (which contain restrictive covenants and agreements relating to confidential information and non-competition), discussed below, which all company employees, including executives, are required to sign as a condition to employment; and three, standard corporate indemnity agreements, which are offered, in the same form and content, to all executive officers and directors.

Management Continuity Agreements (Change-in-Control Agreements)

In December 2005, the Company entered into a management continuity agreement with three of its executive officers – David Fleischman, Marc Stone and Joseph Nikolson. Each management continuity agreement provides for potential severance payments during the 100-day period following a change in control, as that term is defined in the agreement, in an amount equal to up to two years of the executive’s annual cash compensation and health insurance premiums (currently, in the aggregate for all three executive officers, approximately $2.1 million, which represents approximately $673,000 each for Mr. Fleischman and Mr. Stone, and approximately $708,000 for Mr. Nikolson). The severance payments are to be made following the change in control provided that the executive continues his employment for the 90-day period following the change in control and is not, prior to the end of such 90-day period, terminated for cause and does not resign without good reason (as those terms are discussed in more detail in the agreements). The management continuity agreements do not commit the company to retain any executive’s services for any fixed period of time, and do not provide for severance payments unless the company undergoes a change in control. The compensation committee’s rationale for providing these agreements to these three executives is that it believes them to be in the best interests of the company and its shareholders to assure that the company will have the continued dedication of these executives through the transition period, should there be a change in control, and that it is imperative to diminish the distraction of these executives by virtue of the personal uncertainties that would arise should there be a change in control (as the positions held by these three executives are often, if not typically, considered redundant after a change in control). Overall, the committee has determined that these management continuity agreements are consistent with the types of agreements offered by other companies in the company’s peer group and are important retention tools for these three executives.

Agreements Regarding Employment (Non-Disclosure/Non-Solicitation/Non-Competition)

Virtually all employees, including all executive officers, have entered into agreements with the company which contain certain non-competition, non-disclosure and non-solicitation restrictions and covenants, including a provision prohibiting such employees from competing with the company during their employment with us and for a period of two years thereafter. If, after leaving the company’s employ, any employee is presented with an offer of employment or other opportunity that is competitive with the company’s business prior to the end of the two-year non-compete period, and the company exercises its contractual right not to waive the non-compete restriction, the company is required to pay the employee an amount equal to one-half the employee’s cash compensation over the remainder of the two-year period as additional, specific consideration for the non-compete. The company believes it is important to the protection of its intellectual property and confidential information and know-how that each employee, including each executive, sign this agreement as a condition to employment, and that the payment for the non-compete is both fair in those circumstances and, in our view, supports the enforceability of the non-compete. The company believes that its non-compete agreement is consistent with those implemented by companies that have products or services focused on valuable, proprietary software technology.

Stock Option Grants

Pursuant to our Incentive Stock Plan, officers, employees and non-employee consultants may be granted stock options, stock appreciation rights, stock awards, performance shares and performance units. Other than the February 2007 restricted stock award issued to Mr. Sredni, stock options are the only type of award that has ever been issued under the plan. As of December 31, 2006, 4,726,776 shares have been issued pursuant to options exercised under the plan, options to purchase 2,490,201 shares were outstanding and 4,783,023 shares remained available for issuance of future awards.

As described earlier, this plan is administered by the compensation committee, which is authorized to determine, among other things, the employees to whom, and the times at which, options and other awards are to be granted, the number of shares subject to each option, the applicable vesting schedule, and the exercise price (provided that, for incentive stock options, the exercise price shall not be less than 100% of the fair market value of the common stock on the date of grant). Fair market value is defined as the closing price on the date of grant or the closing price on the next trading day if the company’s common stock was not traded on the date of grant. The committee also determines the treatment to be afforded with respect to awards held by a participant in the plan in the event of termination of employment for any reason, including death, disability or retirement, or if there is a change in control. All outstanding options granted to Messrs. Sredni, Fleischman and Stone, and the majority of the options outstanding granted to Mr. Nikolson, vest automatically upon death, disability or a change in control. For all other employees, accelerated vesting of all unvested options will occur if the company undergoes a change in control and the optionee’s employment is terminated by the company (or its successor) without cause within one year following the change in control. Under the plan, the maximum term of an incentive stock option is ten years and the maximum term of a nonqualified stock option is fifteen years.

The compensation committee may delegate to the CEO the authority to grant options under the Incentive Stock Plan to employees (other than officers) of the company identified by the CEO. No such authority is currently delegated to the CEO, and there is no plan to delegate such authority at any later date. The Board has the power to amend the Incentive Stock Plan from time to time. Shareholder approval of a material amendment is generally required.

Pursuant to the company’s written compensation policies and procedures, which formalize many of the practices that have been used by the company over the years, stock option grants may be made within one of the following six categories: (1) company-wide annual grants to reward performance for the year ended and to create additional performance incentive for future years; (2) the hiring of a senior, professional or similar type of employee (such as an officer, department head or experienced product development employee); (3) a promotion to a senior position that would normally receive options upon hiring; (4) to key executives and other employees of another company in connection with the acquisition by us of such other company; (5) to a consultant who or which will provide special or follow-up services to the company as part of a larger transaction involving that consultant or that consultant’s affiliate(s), or to consultants engaged from time to time to perform valuable services to the company; and (6) special circumstances, meaning a grant that does not fall into any of the five categories described, but which the compensation committee determines would be in the best interests of the company.

Annual grants, beginning with the annual grant that followed the end of the 2006 year, are granted on the third Friday of the January immediately following the year end. Hiring and promotion grants, or grants to consultants not made as part of a larger transaction, are to be made on the date of hire or promotion, or engagement, if the grant has been approved by the compensation committee prior to the hire, promotion or engagement date. If compensation committee approval has not been obtained on or prior to the hire, promotion or engagement date, the grant shall be submitted to the compensation committee for approval at a meeting held the same day as the Board and audit committee meetings which are generally held the day prior to the company’s quarterly earnings release (and which, generally, are all scheduled the prior year). Grants made in connection with an acquisition or other transaction are to be made the date of closing or other consummation of the acquisition or transaction (unless the terms of the acquisition or other transaction specify a later date). All of the foregoing grants are considered by the company to be “predetermined date grants,” as certain fixed and objective dates or events are determined, in advance, to be the grant date, without discretion to choose a different date at or near the time of the grant. All other grants (that is, grants that are not predetermined date grants) are to be granted the date approved by the compensation committee, except none of such other grants are to be made at a time the company is in possession of material, non-public information (positive or negative). If such a grant is approved at a time that material non-public information exists, the date of grant shall be the second trading day following the release of such material, non-public information.

Annual grants to non-executive employees, as has been the case historically, are generally determined by a pre-set formula that determines the number of options granted based upon salary level or supervisory level (from a minimum of zero options to a fixed maximum number determined each year by the committee) and employment performance rating for the year (which determines whether the employee receives the minimum or maximum number or some number in-between). The compensation committee, at the suggestion or recommendation of the CEO, has the authority to approve individual annual grants that deviate from the formula made by the CEO, but such deviations have typically been minor. The terms of all other grants are at the discretion of the committee and are usually determined based on recommendations from the CEO.

Employee Stock Purchase Plan

Our Employee Stock Purchase Plan, also called our ESPP, provides for the issuance of a maximum of 500,000 shares of common stock pursuant to the exercise of nontransferable options granted to participating employees. The ESPP is administered by the compensation committee. The ESPP, given its size (in the aggregate and per employee, per plan period), is generally viewed as a plan geared more to non-executive employees (although executives may participate). We believe the ESPP is an effective way to motivate the employees’ long-term performance and to align their interests to a reasonable extent with the interests of the company’s shareholders.

All employees whose customary employment is more than 20 hours per week and more than five months in any calendar year and who have completed at least three months of employment are eligible to participate in the ESPP. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of our stock, and the nonemployee directors, may not participate in the ESPP. To participate in the ESPP, an employee must authorize us in advance to deduct an amount (not less than one percent or more than ten percent of a participant’s total cash compensation) from his or her pay during six-month periods (each, a “Plan Period”). The maximum number of shares of common stock an employee may purchase in any Plan Period is 500 shares.

Through December 31, 2005, the per share exercise price for the option for each Plan Period was 85% of the lower of the market price of the common stock on the first and last business day of the Plan Period. Effective with the offering period beginning January 3, 2006, the ESPP was amended so that the per share exercise price for the options for each Plan Period is equal to 85% of the market price of the Company’s common stock on the exercise date (i.e., the last day of the six-month Plan Period). If an employee is not a participant on the last day of the Plan Period, such employee is not entitled to exercise his or her option, and the amount of his or her accumulated payroll deductions is refunded. An employee’s rights under the ESPP terminate upon his or her voluntary withdrawal from the ESPP or upon termination of employment. The first Plan Period (giving effect to the assumption of the predecessor company’s plan) began January 1, 1998. During the years ended December 31, 2006, 2005 and 2004, 18,206, 25,832, and 24,011 shares, respectively, of common stock were issued under the plan at average prices of $11.24, $6.60 and $6.04, respectively. As of December 31, 2006, there were 235,639 shares available for issuance under the ESPP.

The Board has the power to amend or terminate the ESPP. Shareholder approval of an amendment is only required to the extent that it is necessary to maintain the ESPP’s status as a protected plan under applicable securities laws or as a qualified plan under applicable tax laws, or by NASDAQ Marketplace Rule 4350(i).

Benefit Programs

We offer basic health, welfare and retirement programs to all employees. The benefit programs for executives are the same that are available to all regular, full-time employees of the company. The benefit programs include medical, life and accidental death and dismemberment insurance, an employee assistance program, and flexible spending accounts. Dental, vision, short-term and long-term disability, and dependent and premium health insurance alternatives are also offered, but are not paid for by the company.

We also have a defined contribution retirement plan which complies with Section 401(k) of the Internal Revenue Code. All employees with at least three months of continuous service are eligible to participate and may contribute up to 60% of their compensation, subject to the annual limit set by the Internal Revenue Service. Company contributions, if any, are vested 20% for each year of service. For the years ended December 31, 2006, 2005 and 2004, company contributions accrued under this plan were approximately $294,000, $253,000 and $227,000, respectively.

Compensation Committee Interlocks and Insider Participation

We formed the compensation committee of the Board in December 2000, at which time two independent directors were appointed as members. During 2006, Stephen C. Richards and Charles F. Wright, both of whom are independent directors, served on the compensation committee. The compensation (including salaries, bonuses and stock options) of the company’s executive officers for 2006 was determined by the compensation committee. No member of the compensation committee was an officer or employee of the company during 2006, was formerly an officer of the company or was a party to any transaction with the company since the beginning of 2006, or is a party to any currently proposed transaction with the company, requiring disclosure under Item 404 of Regulation S-K.

Compensation Committee Report

The compensation committee is composed entirely of “independent directors” as determined by the board of directors in accordance with the listing standards of the NASDAQ Stock Market.

The board of directors has adopted a written compensation committee charter. The charter is available on the “Investor Relations” section of our website at www.tradestation.com.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions referred to above, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and this proxy statement on Schedule 14A.

Submitted by the Compensation Committee of the Board.

Charles F. Wright, Chairman

Stephen C. Richards

Executive Compensation Tables

The following tables provide information about executive compensation.

2006 SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to all compensation paid or earned for services rendered to us in the three years ended December 31, 2006 by our Named Executive Officers. We did not have a pension plan or a long-term incentive plan, had not issued any restricted stock awards and had not granted any stock appreciation rights as of December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William R. Cruz	2006	$304,500	$91,350	$—	$9,085	$404,935
Co-Chief Executive Officer	2005	290,000	75,000	—	8,693	373,693
	2004	190,000	50,000	—	8,091	248,091

Ralph L. Cruz	2006	$304,500	$91,350	$—	$9,085	$404,935
Co-Chief Executive Officer	2005	290,000	75,000	—	8,693	373,693
	2004	190,000	50,000	—	8,091	248,091

David H. Fleischman	2006	$250,000	$80,000	$66,090	$9,085	$405,175
Chief Financial Officer	2005	238,000	75,000	66,544	8,693	388,237
	2004	226,500	50,000	55,288	8,464	340,252

Salomon Sredni	2006	$355,000	$106,500	$409,996	$21,769	$893,265
President and Chief Operating Officer	2005	338,000	125,000	321,664	18,694	803,358
	2004	310,000	100,000	290,398	17,377	717,775

Marc J. Stone	2006	$250,000	$80,000	$55,983	$9,085	$395,068
Vice President of Corporate Development, General Counsel and Secretary	2005 2004	225,000 214,000	60,000 40,000	51,211 65,885	8,693 8,464	344,904 328,349

Joseph Nikolson	2006	$250,000	$80,000	$63,378	$8,805	$402,183
President, TradeStation Securities	2005	224,208	60,000	54,511	8,134	346,853
	2004	204,083	50,000	57,025	7,626	318,734

(1)	Represents bonus earned during the year but paid in subsequent year.
(2)	For 2006, the amounts set forth in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123 (revised 2004), Share-Based Payment. For 2005 and 2004, the amounts set forth in this column represent the dollar amount recognized on a pro forma basis as if the company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Assumptions used in the calculation of these amounts are included in Note 9, Stock Based Compensation, to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2006. However, as required, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(3)	All other compensation includes 401(k) plan company matching contributions on behalf of the Named Executive Officer earned during the year but paid in the subsequent year and benefits paid for health insurance during 2006. For Salomon Sredni, all other compensation also includes amounts paid for a business club membership and related events.

2006 GRANTS OF PLAN-BASED AWARDS

The following table summarizes the options that were granted during the fiscal year ended December 31, 2006 (all which related to 2005 performance) to the Named Executive Officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($ / Sh)(2)	Grant Date Fair Value of Stock And Option Awards ($)(3)
William R. Cruz	—	—	—	—
Ralph L. Cruz	—	—	—	—
David H. Fleischman	01/13/2006	10,000	$15.54	$105,346
Salomon Sredni	01/13/2006	50,000	$15.54	$526,730
Marc J. Stone	01/13/2006	10,000	$15.54	$105,346
Joseph Nikolson	01/13/2006	10,000	$15.54	$105,346

(1)	These options were granted under our Incentive Stock Plan and vest and become exercisable ratably, subject to acceleration of vesting under certain circumstances, on an annual basis over five years, beginning on the first anniversary of the date of grant, and have a term of ten years from the grant date.
(2)	All options were granted at “fair market value” as defined (at that time) under our Incentive Stock Plan, which was the average of the high and low sales prices of a share of common stock on The NASDAQ Stock Market on the trading day immediately preceding the date of grant. Effective December 2006, the Board of Directors authorized an amendment to the Incentive Stock Plan to change the definition of fair market value to the closing price of the company’s common stock on the date of grant or the closing price on the next trading date if shares were not traded on the date of grant.
(3)	The grant date fair value of the 2006 options grant is determined by multiplying the number of options granted by a fair value per share of $10.5346. Assumptions used in the calculation of fair value per share are included in Note 9, Stock Based Compensation, to the audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2006.

In January and February 2007, options to purchase an aggregate of 161,600 shares of common stock were granted to six executive officers for performance during the 2006 fiscal year and promotions during 2007. We also issued 152,439 restricted shares of common stock to Salomon Sredni, our Chief Executive Officer, in connection with his promotion to that position in February 2007. The restricted shares, which had a fair market value of $2.0 million on the grant date, were granted as a stock award under the Incentive Stock Plan and vest ratably in annual increments over a five-year period. If Mr. Sredni’s employment terminates prior to full vesting, he will automatically forfeit, and the company will reacquire, the unvested shares for no consideration. However, vesting accelerates 100%, automatically, in the event of Mr. Sredni’s death or disability, or a change in control of the company.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table summarizes the outstanding equity awards to the Named Executive Officers as of December 31, 2006. As of December 31, 2006, there were only stock option awards outstanding.

		Option Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
William R. Cruz	—	—	—	—	—
Ralph L. Cruz	—	—	—	—	—
David H. Fleischman	2001	15,000	—	$3.07	02/01/2011
	2002	32,000	8,000	$1.47	01/28/2012
	2002	16,000	4,000	$1.39	12/24/2012
	2003	12,000	8,000	$9.03	12/30/2013
	2005	3,200	12,800	$7.11	01/03/2015
	2006	—	10,000	$15.54	01/13/2016

	Total	78,200	42,800

Salomon Sredni	1999	100,000	—	$8.57	05/05/2009
	2000	60,000	—	$6.63	01/16/2010
	2001	60,000	—	$2.13	01/03/2011
	2002	53,123	20,000	$1.47	01/28/2012
	2002	24,000	6,000	$1.39	12/24/2012
	2003	120,000	80,000	$9.03	12/30/2013
	2005	20,000	80,000	$7.11	01/03/2015
	2006	—	50,000	$15.54	01/13/2016

	Total	437,123	236,000

Marc J. Stone	2002		8,000	$1.47	01/28/2012
	2002	3,000	3,000	$1.39	12/24/2012
	2003	4,000	8,000	$9.03	12/30/2013
	2005	—	12,800	$7.11	01/03/2015
	2006	—	10,000	$15.54	01/13/2016

	Total	7,000	41,800

Joseph Nikolson	2002	—	6,000	$1.47	01/28/2012
	2002	4,000	4,000	$1.39	12/24/2012
	2003	4,000	8,000	$9.03	12/30/2013
	2005	—	12,800	$7.11	01/03/2015
	2006	—	10,000	$15.54	01/13/2016

	Total	8,000	40,800

(1)	These options were granted under our Incentive Stock Plan and vest and become exercisable ratably, subject to acceleration of vesting under certain circumstances, on an annual basis over five years, beginning on the first anniversary of the date of grant, and have a term of ten years from the grant date.

2006 OPTION EXERCISES TABLE

The following table summarizes the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2006.

	Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)
William R. Cruz	—	—
Ralph L. Cruz	—	—
David H. Fleischman	—	—
Salomon Sredni	100,000	$1,237,613
Marc J. Stone	26,200	325,062
Joseph Nikolson	33,200	386,121

(1)	Amount represents the excess of the market value of the shares acquired upon exercise at exercise over the aggregate exercise price for such shares.

Equity Compensation Plan Information

The following sets forth information as of December 31, 2006 with respect to compensation plans under which the company’s common stock is authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	(1) 2,702,564	$6.58	(2) 5,106,662
Equity compensation plans not approved by security holders	—	—	—
Total	2,702,564	$6.58	5,106,662

(1)	Includes outstanding options to purchase 2,490,201 shares of common stock at a weighted-average exercise price of $6.43 issued under the Incentive Stock Plan; 130,00 shares of common stock at a weighted-average exercise price of $8.90 issued under the Director Plan; 3,267 shares of common stock at a weighted-average exercise price of $8.06 assumed in the 1999 acquisition of Window On WallStreet; and options to purchase 79,096 shares of common stock at a weighted-average exercise price of $7.44 assumed in the 2000 acquisition of TradeStation Securities.
(2)	Includes 4,783,023, 88,000, and 235,639 shares of common stock available for issuance under the Incentive Stock Plan, Nonemployee Director Stock Option Plan and Employee Stock Purchase Plan, respectively.

Proposal 1

ELECTION OF DIRECTORS

Seven directors, which will constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the company.

The Board has designated the persons listed below to be nominees for election as directors. Each of the nominees is currently serving as a director of the company and each has consented to being named in the proxy statement and to serve if elected. The company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board’s nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Ralph L. Cruz	1982
William R. Cruz	1982
Denise Dickins	2005
Michael W. Fipps	2002
Stephen C. Richards	1999
Salomon Sredni	1997
Charles F. Wright	2001

For biographical and other information (including their principal occupation for at least the past five years) regarding all of the nominees, see “DIRECTORS AND EXECUTIVE OFFICERS.”

Required Vote

The nominees for directors who receive a plurality of the votes cast by the holders of outstanding shares of common stock entitled to vote at the annual meeting will be elected. Abstentions (withheld authority) and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director.

The Board recommends a vote FOR the election of each of the nominees listed above.

The company has been advised that each of William R. Cruz and Ralph L. Cruz and their respective family limited partnerships intend to vote their respective shares in favor of all of the director nominees.

Proposal 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board authorized the engagement of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Such independent accountants will serve at the pleasure of the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting in order to have the opportunity to make a statement, if such representative desires to do so, and to be available to respond to appropriate questions.

The audit committee is committed to ensuring the independence of its independent auditor. All engagements of Ernst & Young LLP by the company are pre-approved by the audit committee. During the company’s 2006 and 2005 fiscal years, Ernst & Young LLP performed services for the company for fees and expenses as follows:

	2006	2005
1. Audit Fees (1)	$740,039	$628,417
2. Audit-Related Fees (2)	—	15,649
3. Tax Fees (3)	5,252	21,403
4. All Other Fees	—	—

(1)	Audit fees consisted of services rendered for the audits of TradeStation Group and its subsidiaries’ annual consolidated and separate financial statements, the audit of management’s assessment of the effectiveness of internal control over financial reporting, the audit of the effectiveness of internal control over financial reporting, quarterly reviews of TradeStation Group’s interim financial statements, consents, and reviews of documents filed with the Securities and Exchange Commission.
(2)	Audit-related fees consisted of accounting consultations relating to company projects.
(3)	Tax fees consisted of international tax advice.

Shareholder approval of the company’s independent registered public accounting firm is not required under Florida law. We are submitting the audit committee’s selection of Ernst & Young LLP to the company’s shareholders for ratification in order to determine whether the shareholders generally approve of the company’s independent registered public accounting firm. If selection of Ernst & Young LLP is not approved by the shareholders, the audit committee will reconsider its selection.

Required Vote

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the annual meeting which cast a vote on Proposal 2 is necessary for the ratification of the selection of the independent registered public accounting firm.

The Board recommends a vote FOR ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm.

The company has been advised that each of William R. Cruz and Ralph L. Cruz and their respective family limited partnerships intend to vote their respective shares in favor of ratification of the selection of the independent registered public accounting firm.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2008 annual meeting of shareholders must be submitted to the Secretary of the company, at the principal executive offices of the company, TradeStation Building, 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, no later than December 31, 2007 in order to receive consideration for inclusion in the company’s 2008 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

The persons named as proxies for the 2008 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. Generally, in the event that the company receives notice of a shareholder proposal no later than the close of business on the sixtieth (60th) day, and no earlier than the close of business on the ninetieth (90th) day, prior to the first anniversary of the date of the preceding year’s annual meeting, then, as long as the company includes in its proxy statement for the 2008 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, subject to, and except to the extent limited by, the rules of the SEC governing shareholder proposals.

HOUSEHOLDING

“Householding” means that we may deliver a single set of proxy materials to households with multiple stockholders, provided certain conditions are met. We will continue to provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our Proxy Statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. In addition, you may request that we deliver separate copies in the future. In either case, you may send your request to the Secretary of the company, at the principal executive offices of the company, TradeStation Building, 8050 S.W. 10th Street, Suite 4000, Plantation, Florida 33324, or by calling our investor relations department at (954) 652-7000.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact us in the same manner as described above.

OTHER MATTERS

EACH PERSON SOLICITED HEREUNDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT TRADESTATION BUILDING, 8050 S.W. 10TH STREET, SUITE 4000, PLANTATION, FLORIDA 33324.

By Order of the Board

/s/ Marc J. Stone
Marc J. Stone
Secretary

April 27, 2006

Exhibit “A”

Amended and Restated

Audit Committee Charter For the Audit Committee of the Board of Directors

of TradeStation Group, Inc. (the “Company”)

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and seek the approval of the board of directors to any amendments or restatements required or recommended. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company (other than for board or board committee service, consistent with Section 301 of the Sarbanes-Oxley Act of 2002) and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of NASDAQ listing standards. All committee members shall be financially literate, and at least one member shall be a “financial expert,” as defined by SEC rules or regulations. The committee may, to the full extent permitted by applicable law and regulation, form and delegate authority to subcommittees when it deems appropriate and in the best interests of the Company.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling the board’s oversight responsibility to the shareholders, potential shareholders, the investment community, and others, relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications, independence and performance; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties. The committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the committee or to meet with any members of, or consultants to, the committee.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of its activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and, with the assistance of its independent auditors, for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding financial reporting, and for taking, or recommending that the board or directors take, appropriate action to oversee the independence of the independent auditors. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law, rule or regulation. The committee may delegate authority for pre-approval of non-audit related services on a preliminary basis to a member of the audit committee. The decisions of any audit committee member to whom preliminary pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting for final approval.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•

Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No.1, to assess the auditor’s independence.

The committee shall evaluate the adequacy of the independent auditors’ quality control procedures and their compliance with such procedures. The committee shall also review and evaluate the senior members of the independent auditor team and consider whether the lead audit partner or the audit firm should be rotated (in addition to the rotation of the lead audit partner as required by law) so as to assure continuing auditor independence. The committee shall actively discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditors. The committee shall obtain the opinion of management of the independent auditors’ performance.

The committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and NASDAQ listing standards.

The committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the annual internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors. In addition, the committee shall, in conjunction with management, periodically review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

The committee shall discuss periodically with management, the internal auditors, and the independent auditors issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, including those matters required by Statement on Auditing Standards No. 61.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company and judgments made in connection with the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and any significant changes in the Company’s selection or application of accounting principles.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including the types of information to be disclosed and the types of presentation to be made and paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information.

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including its judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee shall approve and recommend to the Board for adoption written policies and procedures concerning the identification, review, approval and ratification of related-party transactions (the “Related Party Transaction Policies and Procedures”). The committee shall review and approve or ratify related-party transactions as directed by, or otherwise set forth in, the Related Party Transaction Policies and Procedures (including those required to be disclosed under Item 404 of Regulation S-K) and as directed under NASDAQ-listing requirements.

The committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

Procedures

The committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, but not less than quarterly. A majority of members of the committee shall constitute a quorum. The action of a majority of members at a meeting at which a quorum is present will be the action of the committee. In lieu of a meeting, the committee may also act by unanimous written consent. The committee shall designate a person (who need not be a member of the committee) to keep minutes of its meetings. The minutes shall be retained by the Secretary of the Company.

Last Amended: February 14, 2007.

Exhibit “B”

CHARTER

OF

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

OF

TRADESTATION GROUP, INC.,

a Florida corporation (the “Company”)

I.	PURPOSE

The primary purpose of the Compensation Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities relating to (a) employee compensation, benefit and equity plans and (b) executive officer compensation components, packages, plans and programs, with the general goal of attracting and retaining highly-qualified and effective executive management and seeking to increase overall employee performance in a manner consistent with the best interests of the Company’s shareholders. Consistent with this purpose, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

II.	RESPONSIBILITIES AND DUTIES

The Committee shall primarily further its purpose through the carrying out of the following responsibilities and duties:

Document Review

To review this Charter at least annually and recommend any changes to the Board for approval, and to adopt and implement such formal, written policies as it deems appropriate in fulfilling the purpose and performing the responsibilities set forth in this Charter.

Plan Administration

1.	Prepare, review, approve and recommend to the Board for approval and adoption all employee benefit, incentive and equity-based plans and executive officer compensation plans and programs and other compensation programs (collectively, “Plans”), subject, if applicable, to shareholder approval.

2.	Administer and adopt procedures with respect to the Plans, including the Company’s defined benefit and defined contribution plans, to the extent (if any) provided in those Plans.

3.	Recommend new Plans, major Plan amendments or Plan terminations when appropriate.

4.

In consultation with the Chief Executive Officer (“CEO”), adopt policies and procedures with respect to, and approve, grants of equity-based awards under the Company’s equity-based Plans, including, without limitation, participants, type of awards and number of units covered by each award; provided that, notwithstanding the foregoing, any grants to the CEO shall be approved by the Committee without consulting with the CEO. The Committee may delegate to the CEO the authority to make grants to employees of the Company other than executive officers under such equity-based Plans as the Committee deems appropriate and in accordance with the terms of such Plans.

5.	Approve all decisions regarding the modifications of terms or conditions of any award or award agreement regarding equity compensation.

Executive Officer Compensation Matters

1.	Evaluate and assess the performance of the CEO on an annual basis, using such performance metrics or formulas and/or discretionary authority as may be adopted and implemented by the Committee annually or on other periodic bases.

2.	Review the performance evaluations of executive officers (other than the CEO) on an annual basis, using such performance metrics or formulas and/or discretionary authority as may be adopted and implemented by the Committee annually or on other periodic bases. It is recognized that, subject to oversight by the Board and the Committee, the CEO has primary responsibility for evaluating the performance of other executive officers.

3.	Determine and approve base salaries, annual incentive compensation and/or awards (equity and/or cash), long-term incentive compensation and/or awards and any other forms of compensation and awards and perquisites or other special benefit items for the CEO (subject to ratification thereof by the Board) and, in consultation with the CEO, for other executive officers, on an annual basis, using such performance metrics or formulas and/or discretionary authority as may be adopted and implemented by the Committee annually or on other periodic bases.

4.	Establish performance objectives for executive officers under the Company’s incentive compensation plans and determine the attainment of such performance objectives.

5.	Annually determine, review and approve corporate goals and objectives relevant to CEO’s and other executive officers’ compensation, evaluate the CEO’s and other executive officers’ compensation in light of those goals and objectives, and set the CEO’s and other executive officers’ compensation levels based on this evaluation.

6.	Review and approve any employment agreements, severance arrangements and change in control and similar agreements/provisions for executive officers, and any amendments, supplements or waivers to such agreements or arrangements, in each case, as, when and if deemed necessary or advisable.

7.	Retain and terminate any compensation consultant to be used to assist in the evaluation of CEO or other executive officer compensation, including the authority to approve the consultant’s fee, and to obtain advice and assistance from internal or outside legal, accounting or other advisors.

8.	Review other forms of compensation, benefits, and incentives for executive officers and recommend changes in and new forms of compensation, benefits or incentives to the Board when appropriate and when necessary to keep executive compensation competitive and equitable.

Disclosure and Reporting

1.	Prepare annually the Compensation Committee Report on executive compensation that the rules of the Securities and Exchange Commission ("SEC") require to be included in the Company’s Annual Report on Form 10-K and/or annual proxy statement. In addition, the Committee shall assist, as requested by the Company’s executive officers, with the preparation of any other disclosure of executive compensation required by the rules of the SEC to be included in the Company’s Annual Report on Form 10-K and/or proxy statement including, but not limited to, the Company’s compensation discussion and analysis ("CD&A") in compliance with Item 402(b) of Regulation S-K, as amended, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.	Review and discuss the CD&A with the Company’s executive officers and, as appropriate, other senior management and, based on such review and discussion, determine whether to recommend that the CD&A be included in the Company’s Annual Report on Form 10-K and/or proxy statement. The CD&A shall discuss, among other things, the compensation awarded to, earned by, or paid to the named executive officers described in the applicable Annual Report on Form 10-K and/or proxy statement and shall explain all material elements of the Company’s compensation of such named executive officers. In addition, the CD&A shall describe: (a) the objectives of the Company’s compensation programs; (b) what the compensation program is designed to reward; (c) each element of compensation; (d) why the Company chooses to pay each element; (e) how the Company determines the amount (and, where applicable, the formula) of or for each element; and (f) how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.

3.	Report at least annually to the Board its activities during the past year. This report shall discuss any specific actions the Committee has taken as well as the Committee’s plans for the coming year and a review of any recommendations or issues that arise with respect to the Company’s compensation and benefit policies, executive officer compensation and any other matters that the Committee deems appropriate or is requested to be included by the Board. Additionally, during the year, as appropriate, the Committee shall report significant matters and findings to the Board.

III.	OUTSIDE ADVISORS

The Committee shall have the authority, without seeking Board approval, to retain any outside counsel, accountants, compensation consultants and/or other experts or advisors whose assistance the Committee deems necessary for the carrying out of its responsibilities and duties, including, without limitation, in the evaluation of CEO and other executive officer compensation and, in discharging its oversight responsibilities, investigating any matter brought to its attention. The Committee shall also have the authority to determine and set the appropriate compensation for such advisors. In addition to, or in lieu of, the use of such advisors, the Committee may obtain, access and utilize such available resources, such as executive compensation databases, surveys and similar resources, as it deems helpful or appropriate to identify and analyze the Company’s peer group or other relevant comparative analysis benchmarks relating to executive compensation, the Plans and any other matters the Committee deems appropriate.

IV.	COMPOSITION

The Committee shall be comprised of at least two (2) directors, all of whom shall be independent in accordance with the The NASDAQ Marketplace Rules and shall satisfy any other standards of independence under applicable federal securities and tax laws and rules (including being qualified as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended) and all other requirements of the Plans that the Committee administers. The members of the Committee shall be appointed at least annually by the Board and may be removed by the Board at any time. The Board shall designate a Chairperson of the Committee from among its members. The vote of a majority of the members of the Committee shall be the act of the Committee.

V.	MEETINGS AND PROCEDURES

The Committee shall meet at least one time annually or more frequently as circumstances dictate or as it determines necessary to carry out its responsibilities under this Charter. As part of its responsibility to foster open communication, the Committee shall meet at least annually, and may meet more often, with or without senior management (or specified members of senior management) in separate executive sessions to discuss any matters that the Committee (or any of senior management) believe should be discussed privately. The Committee shall have the authority to delegate certain of its duties and responsibilities to subcommittees or members of the Committee including, without limitation, the Chairperson of the Committee. The Committee may also meet with, and solicit and consider the opinions or assistance of, other independent, non-employee directors of the Company prior to making final decisions.

Members of the Committee may participate in a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence at such a meeting. In lieu of a formal meeting, the Committee may act by a unanimous written consent which shall memorialize an informal meeting or discussions pursuant to which all material terms of the subject action(s) described in the consent were agreed upon by all Committee members on the date noted in the consent. The Committee shall designate a person (who need not be a member of the Committee) to keep minutes of its meetings. The minutes and any unanimous written consent shall be submitted to the Company’s Secretary and retained in the Company’s minute book. Subject to the Company’s Articles of Incorporation and Bylaws, as amended from time to time, and this Charter, the Committee may fix its own rules and procedures.

VI.	ADOPTION; AMENDMENTS

This Charter was adopted on July 20, 2005 by the Board, and amended by the Compensation Committee for recommendation to the Board for approval and ratification on January 10, 2007. Such ratification was made by the Board on February 14, 2007.

PROXY

TRADESTATION GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby constitutes and appoints William R. Cruz and Ralph L. Cruz, and each of them, with full power of substitution, as attorneys and proxies to appear and to vote all shares of Common Stock of TradeStation Group, Inc. (the “company”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Renaissance Fort Lauderdale-Plantation Hotel, 1230 South Pine Island Road, Plantation, Florida 33324, on June 1, 2007, at 10:00 a.m. (local time), and at any postponements or adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the proxy statement, each dated April 27, 2007, and instructs its attorneys and proxies to vote as set forth on this Proxy.

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

NOMINEES:
[ ] FOR ALL NOMINEES	( ) Ralph L. Cruz
( ) William R. Cruz
[ ] WITHHOLD AUTHORITY	( ) Denise Dickins
FOR ALL NOMINEES	( ) Michael W. Fipps
( ) Stephen C. Richards
[ ] FOR ALL EXCEPT	( ) Salomon Sredni
(See instructions below)	( ) Charles F. Wright

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee the authority to vote for whom you wish to withhold, as shown here: (x)

2.	RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

[    ] FOR         [    ] AGAINST         [    ] ABSTAIN

3.	In their discretion, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ]

Signature of Shareholder	Date:

Signature of Shareholder	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.